CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Money Market Trust

We consent to the use of our report dated October 10, 1997 for Evergreen Treasury Money Market Fund incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.


                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
January 14, 1998





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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Evergreen Money Market Trust on Form N-14 of our report on The Treasury Money Market Fund dated November 7, 1997, appearing in the Annual Report of The Virtus Funds for the year ended September 30, 1997, and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
January 14, 1998




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